UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2012

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut 06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 24, 2012 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Glenn A. Britt	1,001,436,329	51,694,093	1,816,799	137,178,849
Ursula M. Burns	1,012,590,630	39,670,898	2,685,692	137,178,849
Richard J. Harrington	1,036,511,281	16,401,781	2,034,158	137,178,849
William Curt Hunter	1,036,627,230	16,438,608	1,881,382	137,178,849
Robert J. Keegan	1,021,274,100	31,846,416	1,826,705	137,178,849
Robert A. McDonald	1,022,503,988	30,563,355	1,879,876	137,178,849
Charles Prince	804,648,575	247,482,622	2,816,024	137,178,849
Ann N. Reese	869,761,231	183,476,520	1,709,469	137,178,849
Sara Martinez Tucker	1,035,734,453	17,435,790	1,776,977	137,178,849
Mary Agnes Wilderotter	1,016,756,886	36,509,215	1,681,119	137,178,849

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2012. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
1,180,703,289	9,826,923	1,595,857	0

3. Approval, on an advisory basis, of the 2011 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2012 Proxy Statement. The 2011 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2012 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
1,002,552,474	50,238,731	2,156,015	137,178,849

4. Approval of the 2012 Amendment and Restatement of the 2004 Performance Incentive Plan. The 2012 Amendment and Restatement of the 2004 Performance Incentive Plan was approved.

For	Against	Abstain	Non Votes
969,785,314	78,651,212	6,510,694	137,178,849

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DON H. LIU
Don H. Liu Senior Vice President, General Counsel and Secretary

Date: May 31, 2012